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                                                             Exhibit 99.b9.2
                        DIMENSIONAL INVESTMENT GROUP INC.

                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                               ADDENDUM NUMBER ONE

     THIS AGREEMENT is made as of the 8th day of December, 1998 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation Corp." ("PFPC").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and its shares are registered under the Securities Act of 1933, as amended ("1933 Act");

     WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated July 12, 1991 (the "Agreement") which, as of the date hereof, is in full force and effect; and

     WHEREAS, PFPC presently provides such services to the existing series of shares of the Fund, including a new series of the Fund, designated as Tax-Managed U.S. Marketwide Value Portfolio II, which are listed on Schedule B, attached hereto; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound thereby, the parties agree:

     1.   The Agreement hereby is amended effective December 8, 1998 by:

          (a) replacing all references to the "DFA Large Cap Portfolio Inc." with "Dimensional Investment Group Inc.,"

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          (b)  replacing all references to "Provident Financial Processing
               Corporation" with "PFPC Inc."

          (c)  re-stating Paragraph 1. of the Agreement to read as follows:
               "1.  APPOINTMENT.
               The Fund hereby appoints PFPC to provide certain administrative and accounting services to each series of the Fund as listed on Schedule A, attached hereto, (the "Portfolios") for the period and on the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 12 of this Agreement. The records, notices, reports and services provided by PFPC hereunder shall be prepared, kept, maintained and furnished by PFPC in respect of each Portfolio of the Fund existing on the date hereof, and any Portfolio organized by the Fund after the date hereof as agreed in writing by the Fund and PFPC.

          (d)  re-stating Paragraph 2 of the Agreement to read as follows:

               "2.  DELIVERY OF DOCUMENTS.
                    The Fund has furnished PFPC with properly certified or authenticated copies of each of the following:

                    (a) Resolutions of the Fund's Board of Directors authorizing the appointment of PFPC to provide certain administrative and accounting services for the Fund as provided herein and approving this Agreement;

                    (b) Appendix A identifying and containing the signatures of the Fund's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund;

                    (c) The Fund's Articles of Incorporation filed with the Maryland Department of Assessments and Taxation on March 19, 1990 and all amendments thereto (such Articles of Incorporation as presently in effect and as they shall from time to time be amended, are herein


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                         called the "Charter");

                    (d) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called "By-Laws");

                    (e) The current investment advisory agreements between Dimensional Fund Advisors Inc. ("DFA") and the Fund (the "Advisory Agreements");

                    (f) The Custodian Agreement between PNC Bank, N.A. (formerly Provident National Bank) and the Fund dated as of July 12, 1991 (the "Custodian Agreement");

                    (g) The Transfer Agent Agreement between PFPC Inc. (formerly Provident Financial Processing Corporation) and the Fund dated July 12, 1991 (the "Transfer Agency Agreement"); and

                    (h) The Fund's most recent registration statement on Form N-1A under the 1933 Act and 1940 Act, as filed with the U.S. Securities and Exchange Commission (the "SEC") on December 8, 1998, relating to shares of the Fund's common stock ("Shares") and all amendments thereto; and

                    (i) The current Prospectuses and Statements of Additional Information relating to each Portfolio. The Prospectuses and Statements of Additional Information, and all amendments and supplements thereto are hereinafter described as the "Prospectuses."

               The Fund will furnish PFPC from time to time with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any."

          (e)  re-stating Paragraph 5(a)(15) to read as follows:


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               "Consistent with the requirements of the Prospectuses relating to each Portfolios of the Fund, or Written Instructions which change those requirements, compute the net asset values and, where applicable, the public offering prices of the Portfolios and promptly report thereon to NASDAQ and the Custodian;"

          (f)  re-stating Paragraph 15 to read as follows:

               "15. DURATION AND TERMINATION.
                    This Agreement shall continue in effect from year-to-year, as long as such Agreement is annually approved by the Fund's Board of Directors. This Agreement may be terminated by either party on or after the first anniversary of the investment date upon not less than 180 days prior written notice to the other party. The foregoing provisions notwithstanding, either party may terminate this Agreement in the event of a material breach of the terms hereof after written notice to the other party of such breach and a reasonable time for cure of such breach, unless such breach is not curable and, in such circumstances, this Agreement shall terminate, at the option of the injured party, three months after the date such notice is given."

          (g)  re-stating Paragraph 19 to read as follows:

               "19. DELEGATION.
                    On thirty (30) days prior written notice to the Fund, PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC or PNC Financial Corporation provided that: (i) the delegate agrees with PFPC to comply with all relevant provisions of this Agreement and applicable law; and (ii) PFPC and such delegate shall promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask relative to the delegation, including (without limitation) the capabilities of the delegate. In the event of such delegation, PFPC shall remain liable under this Agreement."

     2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed in writing, from time to time.



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     3. This Addendum supercedes all prior Amendments to the Agreement.

     4. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     5. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                            DIMENSIONAL INVESTMENT GROUP INC.

                            By: /S/ IRENE R. DIAMANT
                               ---------------------------
                                      Irene R. Diamant
                                      Vice President


                            PFPC INC.

                            By: /S/ JOSEPH GRAMLICH
                               ---------------------------
                                      Joseph Gramlich
                                      Senior Vice President


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                                                            AMENDED AND RESTATED
                                                                DECEMBER 8, 1998


                                   APPENDIX A

                        DIMENSIONAL INVESTMENT GROUP INC.

          I, Irene R. Diamant, Secretary of The DFA Investment Trust Company, a Delaware business trust (the "Fund"), do hereby certify that:

          The following individuals are duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund:

     NAME                                SIGNATURE
     ----                                ---------


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                                                            AMENDED AND RESTATED
                                                                DECEMBER 8, 1998


                                   SCHEDULE B


                                    SERIES OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                        DFA 6-10 INSTITUTIONAL PORTFOLIO
                        U.S. LARGE CAP VALUE PORTFOLIO II
                          U.S. 6-10 VALUE PORTFOLIO II
                      THE DFA INTERNATIONAL VALUE PORTFOLIO
                      DFA INTERNATIONAL VALUE PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO III
                     DFA ONE-YEAR FIXED INCOME PORTFOLIO II
                       U.S. LARGE CAP VALUE PORTFOLIO III
                   RWB/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO
                RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO
                      RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                          EMERGING MARKETS PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO IV
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II



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